Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of John Hancock Funds II:

In planning and performing our audits of the financial statements of the funds identified in Appendix A (the “Funds”), each a series of John Hancock Funds II, as of and for the year ended August 31, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of August 31, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of John Hancock Funds II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

October 23, 2015

Appendix A

John Hancock Funds II Retirement Living through 2010 Portfolio

John Hancock Funds II Retirement Living through 2015 Portfolio

John Hancock Funds II Retirement Living through 2020 Portfolio

John Hancock Funds II Retirement Living through 2025 Portfolio

John Hancock Funds II Retirement Living through 2030 Portfolio

John Hancock Funds II Retirement Living through 2035 Portfolio

John Hancock Funds II Retirement Living through 2040 Portfolio

John Hancock Funds II Retirement Living through 2045 Portfolio

John Hancock Funds II Retirement Living through 2050 Portfolio

John Hancock Funds II Retirement Living through 2055 Portfolio

John Hancock Funds II Retirement Living through II 2010 Portfolio

John Hancock Funds II Retirement Living through II 2015 Portfolio

John Hancock Funds II Retirement Living through II 2020 Portfolio

John Hancock Funds II Retirement Living through II 2025 Portfolio

John Hancock Funds II Retirement Living through II 2030 Portfolio

John Hancock Funds II Retirement Living through II 2035 Portfolio

John Hancock Funds II Retirement Living through II 2040 Portfolio

John Hancock Funds II Retirement Living through II 2045 Portfolio

John Hancock Funds II Retirement Living through II 2050 Portfolio

John Hancock Funds II Retirement Living through II 2055 Portfolio

John Hancock Funds II Retirement Choices at 2010 Portfolio

John Hancock Funds II Retirement Choices at 2015 Portfolio

John Hancock Funds II Retirement Choices at 2020 Portfolio

John Hancock Funds II Retirement Choices at 2025 Portfolio

John Hancock Funds II Retirement Choices at 2030 Portfolio

John Hancock Funds II Retirement Choices at 2035 Portfolio

John Hancock Funds II Retirement Choices at 2040 Portfolio

John Hancock Funds II Retirement Choices at 2045 Portfolio

John Hancock Funds II Retirement Choices at 2050 Portfolio

John Hancock Funds II Retirement Choices at 2055 Portfolio

John Hancock Funds II Alternative Asset Allocation Fund

John Hancock Funds II Blue Chip Growth Fund

John Hancock Funds II Emerging Markets Fund

John Hancock Funds II Equity Income Fund

John Hancock Funds II Strategic Income Opportunities Fund

John Hancock Funds II Natural Resources Fund

John Hancock Funds II Income Allocation Fund

John Hancock Funds II Global Equity Fund

John Hancock Funds II U.S. Equity Fund

John Hancock Funds II Redwood Fund

John Hancock Funds II Small Cap Value Fund

John Hancock Funds II New Opportunities (formerly Small Cap Opportunities)

John Hancock Funds II Floating Rate Income Fund

John Hancock Funds II Spectrum Income Fund

John Hancock Funds II Emerging Markets Debt Fund

John Hancock Funds II International Small Company Fund

John Hancock Funds II Active Bond Fund

John Hancock Funds II All Cap Core Fund

John Hancock Funds II Alpha Opportunities Fund

John Hancock Funds II Asia Pacific Total Return Bond Fund

John Hancock Funds II Capital Appreciation Fund

John Hancock Funds II Capital Appreciation Value Fund

John Hancock Funds II Core Bond Fund

John Hancock Funds II Fundamental Global Franchise Fund

John Hancock Funds II Global Bond Fund

John Hancock Funds II Global Real Estate Fund

John Hancock Funds II Health Sciences Fund

John Hancock Funds II High Yield Fund

John Hancock Funds II International Growth Opportunities Fund

John Hancock Funds II International Growth Stock Fund

John Hancock Funds II International Small Cap Fund

John Hancock Funds II International Value Fund

John Hancock Funds II Investment Quality Bond Fund

John Hancock Funds II Lifestyle II Aggressive

John Hancock Funds II Lifestyle II Balanced

John Hancock Funds II Lifestyle II Conservative

John Hancock Funds II Lifestyle II Growth

John Hancock Funds II Lifestyle II Moderate

John Hancock Funds II Mid Cap Stock Fund

John Hancock Funds II Mid Value Fund

John Hancock Funds II Real Estate Equity Fund

John Hancock Funds II Real Estate Securities Fund

John Hancock Funds II Real Return Bond Fund

John Hancock Funds II Science & Technology Fund

John Hancock Funds II Short Term Government Income Fund

John Hancock Funds II Small Cap Growth Fund

John Hancock Funds II Small Company Growth Fund

John Hancock Funds II Small Company Value Fund

John Hancock Funds II Strategic Equity Allocation Fund

John Hancock Funds II Total Return Fund

John Hancock Funds II U.S. High Yield Bond Fund

John Hancock Funds II Value Fund